UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1-8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Departure of Directors or Certain Officers; Election of Directors; Appointment of

Item 5.02

Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2015 the Board of Directors and on October 30, 2015 the Voting Shareholders of Eaton Vance Corp. (the “Company”) approved the amended and restated Eaton Vance Corp. 2013 Omnibus Incentive Plan (“2013 Omnibus Incentive Plan”), amended and restated Eaton Vance Corp. 2013 Nonqualified Employee Stock Purchase Plan (“2013 Nonqualified Employee Stock Purchase Plan”), amended and restated Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan (“2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan” ), amended and restated Parametric Portfolio Associates LLC, Long-term Equity Incentive Plan (“Parametric Incentive Plan”) and Eaton Vance Corp. Deferred Alpha Incentive Plan (“Deferred Alpha Incentive Plan”) (collectively, the “Plans”), copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively.

The 2013 Omnibus Incentive Plan provides for the grant of stock-based incentives, including stock options, restricted stock and phantom stock awards, to employees of the Company, including its officers, as well as grants to certain members of the Company’s Board of Directors who qualify as non-employee directors. Subject to adjustment in the event of stock splits, stock dividends or similar events, grants may be made under the 2013 Omnibus Incentive Plan for up to a total of eighteen million and five hundred thousand shares (18,500,000) shares of the Company’s non-voting common stock.

The 2013 Nonqualified Employee Stock Purchase Plan provides employees, including officers, of the Company and certain of its subsidiaries who are ineligible to participate in the Eaton Vance Corp. 2013 Employee Stock Purchase Plan with opportunities to purchase shares of the Company’s non-voting common stock in accordance with the terms therein.  Subject to adjustment in the event of stock splits, stock dividends or similar events, one hundred and thirty thousand (130,000) shares of the Company’s non-voting common stock in the aggregate have been approved for this purpose.

The 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan provides employees, including officers, of the Company and its subsidiaries with opportunities to apply up to fifty percent (50%) of their “Non-Base Compensation” (as defined in Exhibit 10.3) to purchase shares of the Company’s non-voting common stock in accordance with the terms therein. Subject to adjustment in the event of stock splits, stock dividends or similar events, six hundred thousand (600,000) shares of non-voting common stock in the aggregate have been approved for this purpose.

The Parametric Incentive Plan provides for the grant of interests in Parametric Portfolio, L.P., a Delaware limited partnership (“Partnership”), to key employees of Parametric Portfolio Associates LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Parametric”), and its affiliates. The Parametric Incentive Plan provides qualified employees of Parametric and its affiliates, who are eligible to participate in the long-term growth of Parametric with an indirect ownership stake in Parametric through the ownership of units in the Partnership.

The Deferred Alpha Incentive Plan provides incentive awards to eligible investment professionals of the Company and its subsidiaries and affiliates for generating above benchmark returns over a multi-year time frame and to align long-term compensation with the investment products that they manage and/or contribute to. Incentive awards made to eligible investment professionals under the Deferred Alpha Incentive Plan are tied to the performance of one or more of the Company’s investment products they manage and/or contribute to over a three-year period or such other period established by the Compensation Committee of the Board of Directors (as described in Exhibit 10.5).

The descriptions of the Plans are qualified in their entirety by the actual plan documents, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K.

Item 5.07

Submission of Matters to a Vote of Security Holders.

The disclosure under Item 5.02 of this Current Report on Form 8-K in connection with the approval of the Plans is incorporated into this Item 5.07 by reference. The Company’s Voting Shareholders approved the matter in Item 5.02 of this Current Report on Form 8-K by unanimous written consent on October 30, 2015.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Document

10.1

Eaton Vance Corp. 2013 Omnibus Incentive Plan, as amended and restated

10.2

Eaton Vance Corp. 2013 Nonqualified Employee Stock Purchase Plan, as amended and restated

10.3

Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan, as amended and restated

10.4

Parametric Portfolio Associates LLC, Long-term Equity Incentive Plan, as amended and restated

10.5

Eaton Vance Corp. Deferred Alpha Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

(Registrant)

Date:

November 2, 2015

/s/ Laurie G. Hylton

Laurie G. Hylton

Chief Financial Officer & Chief Accounting Officer

EXHIBIT INDEX

Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K.  The following exhibit is filed as part of this Report:

Exhibit No.

Description

10.1

Eaton Vance Corp. 2013 Omnibus Incentive Plan, as amended and restated

10.2

Eaton Vance Corp. 2013 Nonqualified Employee Stock Purchase Plan, as amended and restated

10.3

Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan, as amended and restated

10.4

Parametric Portfolio Associates LLC, Long-term Equity Incentive Plan, as amended and restated

10.5

Eaton Vance Corp. Deferred Alpha Incentive Plan